Exhibit 99.1

PepGen Appoints Habib Dable to Board of Directors

BOSTON, September 22, 2022 – PepGen Inc. (“PepGen”), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today announced the appointment of Habib Joseph Dable to its Board of Directors. Mr. Dable is the former President and Chief Executive Officer of Acceleron Pharma, and brings nearly three decades of experience working with emerging biotech and big pharma companies.

“Habib joins the Board at a pivotal time for PepGen, as we continue to execute our clinical development strategy for PGN-EDO51, our lead candidate in Duchenne muscular dystrophy, and continue to advance our research efforts in myotonic dystrophy type 1,” said James McArthur, Ph.D., President and Chief Executive Officer of PepGen. “His deep experience as an executive and Board member in this industry, and his extensive understanding of the neurology landscape, will add tremendous value to our Board as we advance our programs and continue our corporate development efforts.”

As President and Chief Executive Officer of Acceleron Pharma, Mr. Dable guided Acceleron to a new stage of growth and shareholder value, leading to Acceleron’s first blockbuster launch in 2019 and eventual sale to Merck & Co. in 2021 for over $11 billion. Prior to his role at Acceleron, Mr. Dable worked at Bayer AG where, over the course of his 22-year tenure, he served in roles of increasing responsibility, including Global Head, Neurology and Ophthalmology and President of U.S. Pharmaceuticals. During this time, Mr. Dable led the launch of various blockbuster brands, including EYLEA®, Stivarga®, and Xofigo®. Mr. Dable is also a former Independent Director of Millendo Therapeutics and previously served on the Board of Directors of the Biotechnology Innovation Organization (BIO). He currently serves as an Independent Director at Blueprint Medicines and Albireo Pharma, and is a part-time Venture Partner at RA Capital Management. Mr. Dable received a bachelor’s degree in Business Administration and an MBA from the University of New Brunswick.

Mr. Dable commented, “Leveraging its proprietary Enhanced Delivery Oligonucleotide technology, PepGen has the potential to develop best-in-class therapies for neuromuscular and neurologic diseases such as Duchenne muscular dystrophy. I am delighted to join the Board of Directors and look forward to working with James and the Board to advance PepGen as a leading company developing potentially transformative therapies for people living with these devastating diseases.”

PepGen’s Board Chair, Laurie Keating remarked, “Habib’s broad experience and exemplary successes as CEO of Acceleron and in a variety of key roles at Bayer AG, as well as his specific experience with the development of potential new treatments for genetic muscle disorders, will be invaluable as PepGen continues to advance its innovative pipeline and build a distinctive, innovation-based company. We are thrilled to welcome Habib to our Board and look forward to his contributions to our efforts to bring new disease modifying medicines to patients and families in great need.”

About PepGen

PepGen Inc. is a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide, or EDO, platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, PepGen is generating a pipeline of oligonucleotide therapeutic candidates that target the root cause of serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” “look forward,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements about our clinical and pre-clinical programs, product candidates, our technology, corporate and clinical/pre-clinical strategies, and Mr. Dable’s expected contributions to business in the future.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to that we may fail to successfully complete our Phase 1 trial for EDO51 and pre-clinical studies of other product candidates and obtain required approval before commercialization; our product candidates may not be effective; there may be delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; we are dependent on third-parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing; and our expectations about the contributions of certain individuals may not be fully realized. Additional risks concerning PepGen’s programs and operations are described in its registration statement on Form S-1, which is on file with the SEC, and in its most recent quarterly report on Form 10-Q to be filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact
Laurence Watts
Gilmartin Group
Laurence@gilmartinir.com

Media Contact

Gwendolyn Schanker
LifeSci Communications
gschanker@lifescicomms.com